Exhibit 10.7

FORM OF

FIRSTSUN CAPITAL BANCORP 2017 EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

(Employee)

Unless otherwise defined herein, the terms defined in the FirstSun Capital Bancorp Equity Incentive Plan shall have the same defined meanings in this Option Award Agreement (this “Award”).

I.             NOTICE OF GRANT

Name:	[ ]

Date of grant (“Date of Grant”):	[ ]

Grant number:	[ ]

Exercise Price (“Exercise Price”) per share of Common Stock:	$[ ]

Total number of shares of Common Stock underlying Options:	[ ]

Type of Options:	Incentive Stock Option
Nonstatutory Stock Option

Term/Expiration Date:	Tenth anniversary of Date of Grant (fifth anniversary if Optionholder is a Ten Percent Shareholder)

Vesting Schedule:	The options subject to this Award (the “Options”) shall vest and become exercisable on the following schedule: twenty-five percent (25%) of the Options subject to this Award shall vest and become exercisable on each of the first, second, third, and fourth anniversaries of the Date of Grant.

II.           TERMS OF GRANT

1.             Grant of Option. The above-named optionholder (the “Optionholder”) has been granted the Options to purchase Common Stock of the Company as described above and in this Award, subject to the terms and conditions of the Plan.

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2.             Exercise of Option. The Options shall be exercisable during the Term in accordance with the provisions of this Award and the Plan as follows:

(a)             Right to Exercise. The Options, to the extent vested in accordance with the Vesting Schedule specified in Section I above, shall be exercisable during the Continuous Service of the Optionholder and following termination of Continuous Service as follows:

Reason for Termination	Expiration of Exercise Period
Any reason other than for Cause, death or Disability	Except where such Termination Without Cause or Termination for Good Reason is triggered by Optionholder’s decision not to renew their employment under their Amended and Restated Employment Agreement, any unvested portion of the outstanding Options shall immediately vest as of the date of such Termination and the Options shall remain outstanding until the earlier of the dates set forth in clause (i) or (ii) below
Death or Disability	Twelve (12) months after termination of Continuous Service
Cause	Immediately upon termination of Continuous Service

During the first calendar year in which Optionholder is no longer employed by the Company due to a Termination Without Cause or Termination for Good Reason (“Option Trigger Event”), (i) Optionholder may elect to cancel any shares underlying this Option that remain outstanding but unexercised as of the date of Optionholder’s election in return for a payment, payable at the time of Optionholder’s election, of their spread value (i.e., the difference between the aggregate fair market value of a share and the aggregate exercise price) as of the date of Optionholder’s election, or (ii) if Optionholder fails to timely make an election to cancel such shares, the options shall continue to remain outstanding and exercisable until eighteen (18) months following the Option Trigger Event or, if earlier, the end of the Option’s original term, during which period (and subject to any administrative requirements and blackout periods required by law that apply to all similarly-situated participants under the Company’s Equity Incentive Plan) Optionholder may exercise all or any portion thereof for common stock of the Company using any of the methods permitted by such award, which shall include but not be limited to a cashless exercise and net-settlement with respect to exercise price and applicable taxes. Any portion of this Option that remains unexercised following the end of such exercise period shall be forfeited.

For purposes of this Award, “Good Reason” means one or more of the following facts and circumstances exist: (a) without Optionholder’s consent, the Company materially diminishes Optionholder’s then-current base salary, other than a diminution made pursuant to a broad-based, employee-wide salary reduction program adopted by the Board; (b) without Optionholder’s consent, the Company materially and adversely changes Optionholder’s functions, duties, or responsibilities with the Company, which material and adverse change(s) would cause Optionholder’s position to become one of materially lesser responsibility, scope or management authority with respect to the Company’s business; (c) without Optionholder’s consent a material diminution in Optionholder’s reporting obligations such that Optionholder no longer reports to the Chief Executive Officer of the Company; (d) without Optionholder’s consent, a change in the primary metro area location at which Optionholder must perform his or her services (which, as of the date hereof, is [CITY, STATE]) by more than fifty (50) miles; or (e) the Company materially breaches any material provision of the Amended and Restated Employment Agreement. Optionholder shall have given the Board written notice within thirty (30) days of his or her knowledge or reason to know of the existence of any fact or circumstance constituting Good Reason, the Board shall have failed to cure or eliminate such fact(s) or circumstance(s) within thirty (30) days of its receipt of such notice, and the resulting termination of employment must occur within thirty (30) days following expiration of such cure period.

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In no event may Optionholder exercise any Options, whether vested or unvested, after the Term/Expiration Date specified in Section I above (or in the Plan) or after a termination of Continuous Service for Cause. The Company has no duty or obligation to warn or otherwise advise Optionholder of a pending termination or expiration of this Award.

Optionholder must exercise the Options for at least the lesser of (x) 100 shares or (y) the number of shares of Common Stock as to which the Options remain unexercised but exercisable. No Options may be exercised for a fraction of a share of Common Stock.

(b)             Method of Exercise. The Options shall be exercisable by delivery (either in paper or, if designated by the Company, electronically) of a properly-completed exercise notice in the form attached as Exhibit A, or any modified form of exercise notice designated by the Company from time to time (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment (in cash, check, bank draft or money order payable to the Company, or by delivery of shares of Common Stock) equal to the aggregate Exercise Price for all exercised shares of Common Stock and applicable tax withholding and other required payments. The Company may also accept payment of the aggregate Exercise Price and applicable tax withholding in the form of any cashless exercise, including by means of a net exercise.

(c)             Conditions to Exercise. If, at the time any Options are exercised, the shares of Common Stock have not been registered under the Securities Act of 1933, as amended, the Optionholder shall, if required by the Company and as a condition to exercise of such Options, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B or as modified by the Company from time to time, and the Stockholders’ Agreement of the Company, or any restated or successor version of such agreement, and any amendments thereto, along with any other agreement among the Company and its stockholders that the Company requires be executed by the Optionholder. Until the earlier of a Change in Control or the date the Company becomes Publicly-Traded, all shares of Common Stock received upon the exercise of the Options shall remain subject to such Stockholders’ Agreement and shall be subject to any Company repurchase rights as provided thereunder. Certificates representing shares may bear such restrictive legends as the Company deems necessary or desirable under applicable law, including Federal and state securities laws.

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(d)             Restrictions on Exercise. If at any time on or after the Date of Grant, the Board, in its sole discretion, determines that the requirement of any applicable federal or state securities laws are not met, no Options may be exercised until the Board determines that these requirements have again been met (and, in such case, certain extensions may apply as described in the Plan).

3.            Change in Control/Corporate Transaction. This Award shall vest in full upon a Change in Control. In the event of a Change in Control, unless this Award is assumed, continued, a similar award substituted therefor by the surviving or acquiring corporation, or otherwise treated as provided in Section 11(c) of the Plan, the Board will either cancel this Award in exchange for payment to the Optionholder of its value (which, if the Exercise Price exceeds the Fair Market Value of Common Stock, shall be $0) or allow the Optionholder a limited period to exercise at the end of which period any unexercised portion of this Award shall terminate. In the case of assumption, continuation or substitution, the Options shall remain vested in full following the Change in Control.

4.             Non-Transferability of Option/Beneficiary Designation. Except where approved by the Board as set forth in Section 5(d) of the Plan or pursuant to a domestic relations order approved by the Board, this Award may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionholder only by Optionholder. Optionholder may designate a third party who shall be entitled to exercise any vested Options following the Optionholder’s death (in the absence of such a designation, the beneficiary shall be Optionholder’s estate).

5.             Tax Obligations.

(a)             ISO Treatment. If designated in the Notice of Grant as Incentive Stock Options, the Options granted pursuant to this Award are intended to qualify for favorable tax treatment as Incentive Stock Options (also known as “ISOs”) as defined in Section 422 of the Internal Revenue Code. Nevertheless, to the extent that the Fair Market Value of shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year exceeds $100,000, this Option shall be treated as a Nonstatutory Stock Option. Furthermore, neither the Company nor any other person or entity guarantees, warrants or otherwise represents that this Award will produce any favorable or desired tax or other result. If Optionholder sells or otherwise disposes of any of the shares of Common Stock acquired pursuant to an ISO on or before the later of (1) the date two (2) years after the Date of Grant as set forth in Section I, and (2) the date one (1) year after the date of exercise, Optionholder must immediately notify the Company in writing of such disposition.

(b)            Withholding Taxes. Optionholder agrees to make appropriate arrangements with the Company (or the affiliate employing or retaining Optionholder) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to any Option exercise. Optionholder acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise. In all events, Optionholder remains solely and exclusively responsible for any and all taxes due as a result of this Award.

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6.            No Rights. Optionholder shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Option unless and until he or she has satisfied all requirements for vesting and exercise of this Award and the issuance of shares of Common Stock subject to such Award has been entered into the books and records of the Company. The grant of this Award or issuance of shares hereunder do not give Optionholder any right to continue in the employ or service of the Company or any of its Subsidiaries.

7.            DAMAGES/ARBITRATION. EXCEPT WHERE PROHIBITED BY LAW, ANY CLAIM, DISPUTE OR OTHER MATTER IN QUESTION OF ANY KIND RELATING TO THIS PLAN MUST BE SETTLED BY FINAL BINDING ARBITRATION IN ACCORDANCE WITH SECTION 14 OF THE PLAN AND THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.  OPTIONHOLDER’S NOTICE OF DEMAND FOR ARBITRATION MUST BE MADE IN WRITING TO THE COMPANY AND TO THE AMERICAN ARBITRATION ASSOCIATION WITHIN A REASONABLE TIME AFTER THE CLAIM, DISPUTE OR OTHER MATTER IN QUESTION HAS ARISEN, AND BEFORE THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS. THE PREVAILING PARTY MAY BE AWARDED REASONABLE FEES AND EXPENSES IN THE EVENT THAT THE ARBITRATORS FIND THAT THE LOSING PARTY ACTED IN BAD FAITH OR WITH INTENT TO HARASS, HINDER OR DELAY THE PREVAILING PARTY IN THE EXERCISE OF ITS RIGHTS IN CONNECTION WITH THE MATTER UNDER DISPUTE. NEITHER THE COMPANY, NOR ANY OF THE COMPANY’S OWNERS, OFFICERS, DIRECTORS, BOARD, EMPLOYEES OR OTHER AGENTS OR AFFILIATES OR ANY OTHER PERSON, SHALL BE LIABLE TO OPTIONHOLDER FOR ANY PUNITIVE, CONSEQUENTIAL, SPECIAL OR OTHER DAMAGES UNDER OR IN CONNECTION WITH ANY BREACH OR OTHER VIOLATION OF, UNDER OR IN CONNECTION WITH THIS PLAN OR THE APPLICABLE AWARD AGREEMENT, AND OPTIONHOLDER’S SOLE AND EXCLUSIVE REMEDY SHALL BE ONLY OPTIONHOLDER’S ACTUAL DAMAGE (IF ANY) DIRECTLY RESULTING DIRECTLY FROM SUCH APPLICABLE BREACH OR OTHER VIOLATION, IF ANY.

8.             Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award, together with the terms of any written employment agreement between Optionholder and the Company, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof. This Award may not be modified adversely to the Optionholder’s interest except by means of a writing signed by the Company and Optionholder. In the event of a conflict between the terms and conditions of the Plan and this Award, the terms and conditions of the Plan shall prevail. In the event of a conflict between the terms and conditions of this Award and the terms of any written employment agreement between Optionholder and the Company, the terms of such written employment agreement shall prevail. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

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By signing below, Optionholder acknowledges receipt of a copy of the Plan and hereby accepts this Award subject to all of the terms and provisions thereof, including that all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Award shall be binding, conclusive and final as to all parties. As a condition to receipt of this Award, Optionholder agrees to all of the confidentiality, intellectual property and non-solicitation protections set forth in Exhibit C to this Agreement (collectively, the “Business Protection Covenants”), which is incorporated herein by reference. Optionholder acknowledges that a violation by him or her of any of the Business Protection Covenants will cause irreparable injury to Company or its Affiliates for which damages at law would not be an adequate remedy. Therefore, Optionholder agrees that, in addition to any other remedies for his or her violation of the Business Protection Covenants available to Company, which shall include the recovery of all damages incurred, as well as other costs, Company shall have the right, in the event of the breach or threatened breach of any provision of the Business Protection Covenants, to seek an injunction and/or temporary restraining order against such breach or threatened breach and/or to specifically enforce the Business Protection Covenants, and, in the case of a breach of the Business Protection Covenants, the duration of any Restricted Period (where applicable) shall be extended by the period of the breach. The remedies provided in Exhibit C are not exclusive, and the party suffering from a breach or default of Exhibit C may pursue all other remedies, both legal and equitable, alternatively or cumulatively as permitted by law. The prevailing party in any action, suit or proceeding arising out of or relating to Exhibit C shall be entitled to recover all costs from the non-prevailing party. The failure of a party to fully enforce any provision of Exhibit C shall not be deemed to be a waiver of such provision or any part thereof, and the waiver by a party of any provision of Exhibit C shall not be deemed to be a waiver of any other provision of Exhibit C or a waiver with respect to any other incidence of non-compliance therewith. No waiver shall be effective unless in writing and signed by the party so waiving. The existence of any claim or cause of action by me against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants in Exhibit C. I acknowledge that I have been advised by the Company of my right to seek the advice of legal counsel with regard to my review and execution of this Agreement and the Exhibits hereto.

IN WITNESS WHEREOF, the undersigned have executed this Award on the date written below.

FIRSTSUN CAPITAL BANCORP	OPTIONHOLDER
Signature:__________________________________ Name: ____________________________________ Title: _____________________________________ Date: _____________________________________	Signature:__________________________________ Name: ____________________________________ Date: _____________________________________

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EXHIBIT A

FIRSTSUN CAPITAL BANCORP EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Optionholder Name:	______________________________________
Number of Shares to be exercised:	______________________________________
Date of Award Agreement:	______________________________________

To:        FirstSun Capital Bancorp

              Attention: Secretary

1.             Exercise of Option. As of the date this properly-completed Exercise Notice and payment in full is received by the Company, I hereby elect to exercise my option (the “Option”) to purchase the above-designated shares of the Common Stock (the “Shares”) of FirstSun Capital Bancorp (the “Company”) under and pursuant to the FirstSun Capital Bancorp 2017 Equity Incentive Plan (the “Plan”) and the Award Agreement specified above (the “Award”).

2.             Delivery of Payment. I herewith deliver to the Company the full purchase price of the Shares, as set forth in the Award, and any and all withholding taxes due in connection with the exercise of the Option.

3.             Delivery of Other Agreements. I acknowledge that a pre-condition to exercise of the Option is my execution of the Stockholders’ Agreement, which may be obtained from the Company’s Secretary or Chief Financial Officer.

4.            Tax Consultation. I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

5.            Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly-authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to me as soon as practicable after the Option is exercised in accordance with the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

6.             Restrictive Legends and Stop-Transfer Orders. I understand and agree that the Company shall cause the legends set forth below or legends substantially equivalent thereto to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

I agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.             Representations. I acknowledge that I have received, read and understood the Plan and the Award and agree to abide by and be bound by their terms and conditions. I agree to submit any dispute regarding the interpretation of this Exercise Notice to the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on me and the Company (and our successors and assigns).

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Submitted by:	Accepted by:

OPTIONHOLDER	FIRSTSUN CAPITAL BANCORP
Signature:______________________________________ Print Name:____________________________________ Address:______________________________________ _____________________________________________	By:___________________________________________ Print Name:____________________________________ Title:_________________________________________ Date Received:_________________________________

EXHIBIT B

FIRSTSUN CAPITAL BANCORP EQUITY INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

Optionholder Name:	______________________________________
Number of Shares to be exercised:	______________________________________
Date of Award Agreement:	______________________________________

In connection with the purchase of the above-listed shares of common stock of FirstSun Capital Bancorp (the “Securities”), I hereby represent to the Company the following:

(a)             I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am acquiring these Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)             I acknowledge and understand that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. I further understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Securities. I understand that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)             I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to me, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which generally requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d)            I further understand that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. I understand that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionholder:

Date:

EXHIBIT C

Confidentiality, Intellectual Property and Non-Solicitation Agreement

As a condition to Optionholder’s Award of Stock Options under the Plan, Optionholder has agreed to protect the confidentiality and intellectual property of the Company and its Affiliates, and to avoid any prohibited solicitation of the independent contractors, employees, customers, clients and suppliers of the Company or its Affiliates, as follows:

Unless otherwise defined herein, any terms not defined in this Exhibit shall have the meaning set forth in the FirstSun Capital Bancorp Equity Incentive Plan and the Optionholder’s Award Agreement; provided that all references to the Company in this Exhibit shall include both the Company and its Affiliates.

A.                Confidentiality. In Optionholder’s position with Company, Optionholder has access to Confidential Information, Trade Secrets and other proprietary information of vital importance to Company, has and will also develop relationships with customers, employees and others who deal with Company which are of value to Company, and have access to customer lists, and information concerning Business Opportunities and personnel matters of Company (the “Protected Information”). Optionholder acknowledges that he shall bear a fiduciary responsibility to Company, both during and after his service with Company, to protect the Protected Information from unauthorized use or disclosure, and he agrees that he will not use or disclose Protected Information unless authorized by Company and except as may be necessary for him to perform his duties for Company. As used in this Exhibit, “Trade Secret” shall mean the identity and addresses of customers of Company or an Affiliate and any other information, without regard to form, including, but not limited to, any technical or nontechnical data, any formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plans, and product plans, that (1) is valuable and secret (in the sense that it is not generally known by or available to competitors of Company or the Affiliate) and (2) otherwise qualifies as a “trade secret” under and the Defend Trade Secrets Act, as amended from time to time, and applicable law; “Confidential Information” shall mean all “non-public Personal Information,” as defined in Title V of The Gramm-Leach-Bliley Act (15 U.S.C. §§ 680 et seq.) and its implementing regulations (collectively, the “GLB Act”) that concerns any of the Company’s or its Affiliates’ “customers and/or consumers”, as defined by the GLB Act, and any data or information, other than Trade Secrets, which is material to Company or the Affiliate and not generally known by or available to the public other than as a result of disclosure by Optionholder in violation of this Exhibit; “Business Opportunities” shall mean any specialized information or plans of Company or its Affiliates not disclosed or available to the public concerning the provision of financial services to a Person, together with all related information concerning the specifics of any contemplated financial services regardless of whether Company or its Affiliate has contacted or communicated with such Person; “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, any other legal or commercial entity, or two or more of any of the foregoing having a joint or common interest; and “Affiliate”, with respect to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person. Notwithstanding the foregoing definitions, Protected Information shall not include any information (i) that is or becomes generally available to the public other than as a result of disclosure by Optionholder in violation of this Exhibit; or (ii) that Company’s Board approves for release. During Optionholder’s service with Company, Optionholder shall observe all security measures and policies adopted by Company or its Affiliates to protect Protected Information. Upon the request of Company and, in any event, upon the termination of Optionholder’s service with Company, Optionholder shall deliver to Company all memoranda, notes, records, manuals or other documents, including all copies of such materials containing Trade Secrets or Confidential Information, whether made or compiled by Optionholder or furnished to him from any source by virtue of his employment or service with Company and its Affiliates (“Property”). After the termination of Optionholder’s service with Company, Optionholder shall not take any action to preserve or regain access to any Property through any means, including, without limitation, access to the facilities of Company or its Affiliates or through a computer or other digital or electronic means.

B.                 Intellectual Property/Assignment of Inventions. Optionholder hereby assigns to Company Optionholder’s entire right, title and interest in and to any and all technology, information, processes, or intellectual property hereafter made, conceived, written, or otherwise created solely or jointly by Optionholder, which (1) were or will be made during the term of service with Company, and relate to the actual or demonstrably anticipated business or research or development of Company; or (2) were or will be made with Company’s equipment, supplies, facilities, trade secrets or time; or (3) are suggested by or result from any task assigned to Optionholder or work performed by Optionholder for or on behalf of Company (“Company Developments”). Optionholder agrees that such Company Developments are the sole and exclusive property of Company. To the extent not already owned by Company or assigned to Company pursuant to this Exhibit and applicable law, Optionholder agrees to disclose, deliver and assign in the future (when any such Company Developments are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all of Optionholder’s right, title and interest in and to any and all Company Developments and Optionholder will, at Company’s request (whether during or after service with the Company), promptly execute a written assignment to Company of any such Company Development and provide all assistance that Company reasonably requests to secure or enforce rights and protections relating to Company Developments.

C.                Non-Solicitation. For so long as Optionholder is employed by Company and thereafter for a period of twelve (12) months from the date on which Optionholder’s service with Company is terminated, whether voluntarily or involuntarily (the “Restricted Period”), Optionholder shall not, directly or indirectly, as owner, partner, director, officer, employee, agent, consultant, advisor, contractor or otherwise, whether for consideration or without consideration, for the benefit of any Person other than Company, take any of the following actions:

1)	solicit any Business Relation (as hereinafter defined) to purchase, or sell or otherwise provide to any Business Relation, any Competing Products and Services;

2)	solicit for employment or for engagement as an independent contractor or consultant, any Person who was employed by, or any Person who was engaged as an independent contractor by, Company within the twelve (12) month period immediately preceding any employment, engagement, or solicitation by Optionholder, or urge any such Person to reduce his or her employment with or provision of services to Company; or
3)	urge any Person to reduce its business with Company or assist any Person with any such reduction; provided, however, that a general solicitation through a public medium not specifically directed toward any Person shall not be considered a breach of this Section.

As used in this Exhibit, the term “Business Relation” shall mean any Person other than Company who, at any time during Optionholder’s term of service with Company, was a Person (i) who is or was a customer of Company, or (ii) who had entered into any contract or other arrangement with Company for the provision of services or the sale of products, or (iii) to whom Company had furnished a written proposal for the performance of services or the sale of products, or (iv) with whom Company entered or agreed to enter into any other business relationship such as a joint venture, collaborative agreement, joint development agreement, teaming arrangement or agreement, or similar arrangement or understanding for the provision of services or sale of products.

The provisions of this Exhibit C will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision or clause of this Exhibit C, or portion thereof, is held by any court or other tribunal of competent jurisdiction to be illegal, void, or unenforceable in such jurisdiction, the remainder of such provision shall not be thereby affected and shall be given full effect, without regard to the invalid portion. If any court construes any provision or clause of this Exhibit C, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, the court may reduce the duration, area, or matter of such provision, and, in its reduced form, such provision will then be enforceable and will be enforced to the fullest extent permitted by law.